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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                November 9, 2001

                           Fischer Imaging Corporation
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             (Exact name of registrant as specified in its charter)


           Delaware                       0-19386              36-2756787
   (State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
           incorporation)                                    Identification No.)


                            12300 North Grant Street
                             Denver, Colorado 80241
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                    (Address of principal executive offices)



Registrant's telephone number, including area code               (303) 452-6800



                                       N/A
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           Former Name or Former Address, if Changed Since Last Report

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ITEM 5.  OTHER EVENTS

     On June 20, 1995 Fischer Imaging Corporation (the "Company") amended the Rights Agreement, dated as of November 3, 1994, by and between the Company and Computershare Trust Company, Inc. as Rights Agent (the "Rights Agreement").
On November 9, 2001, the Company again amended the Rights Agreement. The Rights Agreement, as amended and restated (the "Amended and Restated Rights Agreement"), was changed to revise the definition of "Exempt Person". Further, the maximum ownership percentage of the Company's outstanding stock by an Exempt Person was reduced from 40% to 21.5%. Finally, all references found in the Rights Agreement to Series D Preferred Stock were removed in the Amended and Restated Rights Agreement to disallow the issuance of rights with respect to the Series D Preferred Stock of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits

         4.2 Amended and Restated Rights Agreement, dated as of November 9, 2001, between the Company and Computershare Trust Company, Inc. which includes the Certificate of Designations for the Series C Junior Participating Preferred Stock as Exhibit A and the form of Right Certificate as Exhibit B.

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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Fischer Imaging Corporation



Date: November 9, 2001          By: /s/ Rodney B. Johnson
                                    -------------------------------------
                                    Rodney B. Johnson
                                    Chief Financial Officer and Secretary